Exhibit 99.1

Contact:	Adam N. Satterfield
Senior Vice President, Finance and Chief Financial Officer
(336) 822-5721

OLD DOMINION FREIGHT LINE REPORTS 8.5% GROWTH IN

SECOND QUARTER EARNINGS PER DILUTED SHARE TO $2.16

Produces Company Record Operating Ratio of 77.9%

THOMASVILLE, N.C. – (July 25, 2019) – Old Dominion Freight Line, Inc. (Nasdaq: ODFL) today announced financial results for the three-month and six-month periods ended June 30, 2019, which include the following:

	Three Months Ended			Six Months Ended
	June 30,			June 30,
(In thousands, except per share amounts)	2019	2018	% Chg.	2019	2018	% Chg.
Total revenue	$1,060,666	$1,033,498	2.6%	$2,051,448	$1,958,518	4.7%
LTL services revenue	$1,047,208	$1,018,491	2.8%	$2,023,771	$1,929,545	4.9%
Other services revenue	$13,458	$15,007	(10.3)%	$27,677	$28,973	(4.5)%
Operating income	$234,489	$220,481	6.4%	$412,915	$369,821	11.7%
Operating ratio	77.9%	78.7%		79.9%	81.1%
Net income	$174,072	$163,434	6.5%	$307,395	$272,767	12.7%
Diluted earnings per share	$2.16	$1.99	8.5%	$3.80	$3.32	14.5%
Diluted weighted average shares outstanding	80,645	82,170	(1.9)%	80,893	82,262	(1.7)%

“Old Dominion’s financial results for the second quarter of 2019 include new Company records for revenue, operating ratio and earnings per diluted share,” said Greg C. Gantt, President and Chief Executive Officer of Old Dominion.  “We were especially pleased to produce these quarterly financial records during a period with lower LTL shipments and tonnage, which reflects the ongoing softer demand environment.  Maintaining our long-term, consistent approach to pricing may have also contributed to the decrease in our volumes.  The strength of our yield, however, allowed us to increase our revenue and also contributed to the improvement in our operating ratio.  We intend to maintain our disciplined approach to yield management and believe the pricing environment has remained relatively stable.

“The increase in LTL revenue in the second quarter was driven by a 9.5% increase in LTL revenue per hundredweight that was partially offset by a 6.3% decline in LTL tonnage for the quarter.  The decrease in LTL tonnage was primarily attributable to a 3.8% decrease in LTL weight per shipment and a 2.6% decrease in LTL shipments.  The decrease in LTL weight per shipment was expected and also contributed to the increase in our LTL revenue per hundredweight.  We expect our LTL weight per shipment in the second half of 2019 to be more consistent with the second half of 2018.

“Our operating ratio for the second quarter of 2019 improved to 77.9% from 78.7% for the same period last year. The increased efficiency of our operations and our continued focus on cost management allowed us to improve our direct operating costs as a percent of revenue, which more than offset the increase in overhead costs.  The combination of our

- MORE -

ODFL Reports Second-Quarter Financial Results

July 25, 2019

revenue growth and improved operating ratio allowed us to increase earnings per diluted share by 8.5% to $2.16 for the second quarter.”

Cash Flow and Use of Capital

Old Dominion’s net cash provided by operating activities was $255.7 million for the second quarter of 2019 and $461.9 million for the first half of the year. The Company had $229.0 million in cash and cash equivalents at the end of the second quarter of 2019.

Capital expenditures were $159.2 million for the second quarter of 2019 and $230.0 million for the first six months of the year. The Company expects its capital expenditures for 2019 to total approximately $480 million, including planned expenditures of $220 million for real estate and service center expansion projects; $165 million for tractors and trailers; and $95 million for information technology and other assets.

Old Dominion returned $147.8 million of capital to its shareholders in the second quarter of 2019 and $192.2 million for the first half of the year. For the first half, this total consisted of $164.7 million of share repurchases and $27.4 million of cash dividends.

Summary

Mr. Gantt concluded, “Old Dominion produced strong financial results for the first half of 2019 – record-breaking results for our Company – that demonstrate the consistency of our business model.  Our ability to improve our operating ratio in each of the first and second quarters of 2019, despite declines in tonnage for both periods, reaffirms our commitment to our long-term business plan that has been so successful for us throughout many economic cycles.  This plan is centered on providing our customers with a value proposition of superior service at a fair price and regularly investing in service center capacity to support our long-term market share goals.  It is also important for us to continue to invest in the education and training of our employees, who consistently operate with great efficiency and remain focused on providing on-time and claims-free service.  We are confident in our team’s ability to execute on the fundamental aspects of our business, which we believe will continue to produce long-term growth in earnings and shareholder value.”

Old Dominion will hold a conference call to discuss this release today at 10:00 a.m. Eastern Time. Investors will have the opportunity to listen to the conference call live over the Internet by going to ir.odfl.com. Please log on at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at this website shortly after the call and will be available for 30 days. A telephonic replay will also be available through August 2, 2019, at (719) 457-0820, Confirmation Number 7082211.

Forward-looking statements in this news release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We caution the reader that such forward-looking statements involve risks and uncertainties that could cause actual events and results to be materially different from those expressed or implied herein, including, but not limited to, the following: (1) the competitive environment with respect to industry capacity and pricing, including the use of fuel surcharges, which could negatively impact our total overall pricing strategy and our ability to cover our operating expenses; (2) our ability to collect fuel surcharges and the effectiveness of those fuel surcharges in mitigating the impact of fluctuating prices for diesel fuel and other petroleum-based products; (3) the negative impact of any unionization, or the passage of legislation or regulations that could facilitate unionization, of our employees; (4) the challenges associated with executing our growth strategy, including our ability to successfully consummate and integrate any acquisitions; (5) changes in our goals and strategies, which are subject to revision at any time at our discretion; (6) various economic factors such as recessions, downturns in the economy, global uncertainty and instability, changes in international trade policies, changes in U.S. social, political, and regulatory conditions or a disruption of financial markets, which may decrease demand for our services or increase our costs; (7) the impact of changes in tax laws, rates, guidance and interpretations, including those related to certain provisions of the Tax Cuts and Jobs Act; (8) increases in driver and maintenance technician compensation or difficulties attracting and retaining qualified drivers and maintenance technicians to meet freight demand; (9) our exposure to claims related to cargo loss and damage, property damage, personal injury, workers’ compensation, group health and group dental, including increased premiums, adverse loss development, increased self-insured retention or deductible levels and claims in excess of insured coverage levels; (10) cost increases associated with employee benefits, including costs associated with employee healthcare plans; (11) the availability and cost of capital

- MORE -

ODFL Reports Second-Quarter Financial Results

July 25, 2019

for our significant ongoing cash requirements; (12) the availability and cost of new equipment and replacement parts, including regulatory changes and supply constraints that could impact the cost of these assets; (13) decreases in demand for, and the value of, used equipment; (14) the availability and cost of diesel fuel; (15) the costs and potential liabilities related to compliance with, or violations of, existing or future governmental laws and regulations, including environmental laws, engine emissions standards, hours-of-service for our drivers, driver fitness requirements and new safety standards for drivers and equipment; (16) the costs and potential liabilities related to various legal proceedings and claims that have arisen in the ordinary course of our business, some of which include class-action allegations; (17) the costs and potential liabilities related to governmental proceedings, inquiries, notices or investigations; (18) the costs and potential liabilities related to our international business relationships; (19) the costs and potential adverse impact of compliance with, or violations of, current and future rules issued by the Department of Transportation, the Federal Motor Carrier Safety Administration (the “FMCSA”) and other regulatory agencies; (20) the costs and potential adverse impact of compliance associated with FMCSA’s electronic logging device (“ELD”) regulations and guidance, including the transition of our fleet and safety management systems from our legacy electronic automatic on-board recording devices to a new ELD hardware and software platform; (21) seasonal trends in the less-than-truckload industry, including harsh weather conditions and disasters; (22) our ability to retain our key employees and continue to effectively execute our succession plan; (23) the concentration of our stock ownership with the Congdon family; (24) the costs and potential adverse impact associated with future changes in accounting standards or practices; (25) potential costs and liabilities associated with cyber incidents and other risks with respect to our systems and networks or those of our third-party service providers, including system failure, security breach, disruption by malware or ransomware or other damage; (26) failure to comply with data privacy, security or other laws and regulations; (27) failure to keep pace with developments in technology, any disruption to our technology infrastructure, or failures of essential services upon which our technology platforms rely, which could cause us to incur costs or result in a loss of business; (28) the costs and potential adverse impact associated with transitional challenges in upgrading or enhancing our technology systems; (29) damage to our reputation through unfavorable perceptions or publicity, including those related to environmental, social and governance issues, cybersecurity and data privacy concerns; (30) the costs and potential adverse impact of compliance with anti-terrorism measures on our business; (31) dilution to existing shareholders caused by any issuance of additional equity; (32) the impact of a quarterly cash dividend or the failure to declare future cash dividends; (33) recent and future volatility in the market value of our common stock; (34) the impact of certain provisions in our articles of incorporation, bylaws, and Virginia law that could discourage, delay or prevent a change in control of us or a change in our management; and (35) other risks and uncertainties described in our most recent Annual Report on Form 10-K and other filings with the SEC. Our forward-looking statements are based upon our beliefs and assumptions using information available at the time the statements are made. We caution the reader not to place undue reliance on our forward-looking statements as (i) these statements are neither a prediction nor a guarantee of future events or circumstances and (ii) the assumptions, beliefs, expectations and projections about future events may differ materially from actual results. We undertake no obligation to publicly update any forward-looking statement to reflect developments occurring after the statement is made, except as otherwise required by law.

Old Dominion Freight Line, Inc. is a leading, less-than-truckload (“LTL”), union-free motor carrier providing regional, inter-regional and national LTL services through a single integrated organization. Our service offerings, which include expedited transportation, are provided through an expansive network of service centers located throughout the continental United States. Through strategic alliances, the Company also provides LTL services throughout North America. In addition to its core LTL services, the Company offers a range of value-added services including container drayage, truckload brokerage and supply chain consulting.

- MORE -

ODFL Reports Second-Quarter Financial Results

July 25, 2019

OLD DOMINION FREIGHT LINE, INC.
Statements of Operations

	Second Quarter				Year to Date
(In thousands, except per share amounts)	2019		2018		2019		2018
Revenue	$1,060,666	100.0%	$1,033,498	100.0%	$2,051,448	100.0%	$1,958,518	100.0%

Operating expenses:
Salaries, wages & benefits	532,583	50.2%	522,249	50.5%	1,054,927	51.4%	1,023,560	52.3%
Operating supplies & expenses (1)	122,410	11.5%	126,566	12.3%	243,767	11.9%	242,502	12.4%
General supplies & expenses	32,391	3.1%	29,891	2.9%	63,951	3.1%	59,867	3.1%
Operating taxes & licenses	29,384	2.8%	28,165	2.7%	58,455	2.9%	54,953	2.8%
Insurance & claims	11,587	1.1%	11,342	1.1%	22,759	1.1%	22,441	1.1%
Communications & utilities	6,134	0.6%	7,439	0.7%	13,973	0.7%	14,485	0.7%
Depreciation & amortization	62,571	5.9%	56,235	5.5%	125,644	6.1%	109,716	5.6%
Purchased transportation	24,468	2.3%	26,044	2.5%	45,155	2.2%	47,784	2.4%
Miscellaneous expenses, net	4,649	0.4%	5,086	0.5%	9,902	0.5%	13,389	0.7%

Total operating expenses	826,177	77.9%	813,017	78.7%	1,638,533	79.9%	1,588,697	81.1%

Operating income	234,489	22.1%	220,481	21.3%	412,915	20.1%	369,821	18.9%

Non-operating (income) expense:
Interest expense	160	0.0%	11	0.0%	282	0.0%	22	0.0%
Interest income	(1,769)	(0.2)%	(668)	(0.1)%	(3,252)	(0.2)%	(1,124)	(0.0)%
Other expense (income), net	524	0.1%	(334)	(0.0)%	(76)	(0.0)%	1,965	0.1%

Income before income taxes	235,574	22.2%	221,472	21.4%	415,961	20.3%	368,958	18.8%

Provision for income taxes	61,502	5.8%	58,038	5.6%	108,566	5.3%	96,191	4.9%

Net income	$174,072	16.4%	$163,434	15.8%	$307,395	15.0%	$272,767	13.9%

Earnings per share:
Basic	$2.16		$1.99		$3.81		$3.32
Diluted	2.16		1.99		3.80		3.32

Weighted average outstanding shares:
Basic	80,522		82,068		80,776		82,160
Diluted	80,645		82,170		80,893		82,262

(1)	Operating supplies and expenses includes building and office equipment rents that were separately disclosed on our Statements of Operations in prior periods.

- MORE -

ODFL Reports Second-Quarter Financial Results

July 25, 2019

OLD DOMINION FREIGHT LINE, INC.
Operating Statistics

	Second Quarter			Year to Date
	2019	2018	% Chg.	2019	2018	% Chg.
Work days	64	64	—%	127	128	(0.8)%
Operating ratio	77.9%	78.7%		79.9%	81.1%
LTL intercity miles (1) (2)	163,884	171,779	(4.6)%	323,539	330,934	(2.2)%
LTL tons (1)	2,306	2,462	(6.3)%	4,512	4,736	(4.7)%
LTL tonnage per day	36,031	38,469	(6.3)%	35,528	37,000	(4.0)%
LTL shipments (1)	2,970	3,049	(2.6)%	5,789	5,837	(0.8)%
LTL shipments per day	46,406	47,641	(2.6)%	45,583	45,602	(0.0)%
LTL revenue per intercity mile (2)	$6.40	$5.94	7.7%	$6.25	$5.86	6.7%
LTL revenue per hundredweight	$22.72	$20.74	9.5%	$22.42	$20.46	9.6%
LTL revenue per hundredweight, excluding fuel surcharges	$19.73	$17.94	10.0%	$19.50	$17.76	9.8%
LTL revenue per shipment	$352.88	$334.95	5.4%	$349.54	$332.00	5.3%
LTL revenue per shipment, excluding fuel surcharges	$306.37	$289.69	5.8%	$304.03	$288.24	5.5%
LTL weight per shipment (lbs.)	1,553	1,615	(3.8)%	1,559	1,623	(3.9)%
Average length of haul (miles)	917	915	0.2%	918	915	0.3%
Average full-time employees	20,735	20,501	1.1%	20,890	20,044	4.2%

(1) -	In thousands
(2) -	Prior year intercity mile statistics have been adjusted to exclude miles related to non-LTL shipments.
Note:

Our LTL operating statistics exclude certain transportation and logistics services where pricing is generally not determined by weight. These statistics also exclude adjustments to revenue for undelivered freight required for financial statement purposes in accordance with our revenue recognition policy.

OLD DOMINION FREIGHT LINE, INC.
Balance Sheets

	June 30,	December 31,
(In thousands)	2019	2018
Cash and cash equivalents	$228,960	$190,282
Other current assets	512,460	515,947
Total current assets	741,420	706,229
Net property and equipment	2,858,171	2,754,943
Other assets (1)	159,112	84,111
Total assets	$3,758,703	$3,545,283

Current liabilities (1)	386,105	356,732
Long-term debt	45,000	45,000
Other non-current liabilities (1)	529,113	463,068
Total liabilities	960,218	864,800
Equity	2,798,485	2,680,483
Total liabilities & equity	$3,758,703	$3,545,283

(1)

On January 1, 2019, the Company adopted Accounting Standards Update 2016-02, “Leases” (Topic 842), which resulted in the recognition of right-of-use assets of approximately $67 million with corresponding lease liabilities on our Condensed Balance Sheet as of June 30, 2019.

Note: The financial and operating statistics in this press release are unaudited.

- END -